UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2022

READY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

(212) 257-4600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RC	New York Stock Exchange
6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRC	New York Stock Exchange
6.50% Series E Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRE	New York Stock Exchange
7.00% Convertible Senior Notes due 2023	RCA	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange
5.75% Senior Notes due 2026	RCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☐

Item 1.01. Entry into a Material Definitive Agreement.

6.125% Senior Notes due 2025

As previously announced, on April 8, 2022, Ready Capital Corporation (the “Company”) and Sutherland Partners, L.P. (the “Operating Partnership”), entered into an Underwriting Agreement with Piper Sandler & Co., as representative of the underwriters named therein (the “Underwriters”), pursuant to which the Underwriters agreed to purchase from the Company $120.0 million aggregate principal amount of the Company’s 6.125% Senior Notes due 2025 (the “Notes”). The Underwriting Agreement was previously filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on April 9, 2022. The issuance and sale of the Notes was completed on April 18, 2022.The net proceeds from the sale of the Notes were approximately $116.8 million, after deducting underwriters’ discounts and commissions and estimated offering expenses. The Company will contribute the net proceeds from the sale of the Notes to the Operating Partnership, the Company’s operating partnership subsidiary, in exchange for the issuance by the Operating Partnership to the Company of a senior unsecured note with terms that are substantially equivalent to the terms of the Notes. The Operating Partnership intends to use the net proceeds to originate or acquire target assets consistent with the Company’s investment strategy and for general corporate purposes. Prior to these anticipated uses, the Operating Partnership may invest the net proceeds in interest-bearing, short-term investments, including money market accounts, in each case that are consistent with the Company’s intention to continue to qualify as a real estate investment trust. The issue price to investors was $1,000 per Note. The Notes were issued in minimum denominations of $2,000 and integral multiples of $1,000.

Indenture

General

The Company issued the Notes under a base indenture, dated August 9, 2017 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as amended and supplemented by the Third Supplemental Indenture thereto, dated as of February 26, 2019 (the “Third Supplemental Indenture”), and the Seventh Supplemental Indenture thereto, dated as of April 18, 2022 (the “Seventh Supplemental Indenture,” and together with the Third Supplemental Indenture and the Base Indenture, the “Indenture”), each between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee.

Interest

The Notes bear interest at a rate of 6.125% per annum, payable semi-annually in arrears on April 30 and October 30 of each year, beginning on October 30, 2022. The Notes will mature on April 30, 2025, unless earlier repurchased or redeemed.

Redemption

Prior to January 30, 2025 (three months prior to their maturity date) (the “Par Call Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Notes Treasury Rate (as defined in the Indenture) plus 50 basis points, less (b) interest accrued to (but not including) the redemption date, and

(2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to (but not including) the redemption date of the Notes.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to (but not including) the redemption date.

If the Company undergoes a change of control repurchase event, holders may require the Company to purchase the Notes, in whole or in part, for cash at a repurchase price equal to 101% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, as described in greater detail in the Indenture.

No “sinking fund” will be provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

Ranking

The Notes are the Company’s senior unsecured obligations and will not be guaranteed by any of its subsidiaries, except to the extent described in the Indenture upon the occurrence of certain events. The Notes rank (i) equal in right of payment to any of the Company’s existing and future unsecured and unsubordinated indebtedness, (ii) effectively junior in right of payment to any of the Company and its subsidiaries existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and (iii) structurally junior to all existing and future indebtedness, other liabilities (including trade payables) and (to the extent not held by the Company) preferred stock, if any, of the Company’s subsidiaries.

Events of Default

The occurrence of an Event of Default (as defined in the Indenture) may, subject to certain conditions set forth in the Indenture, lead to the outstanding principal, plus accrued and unpaid interest, if any, of the Notes being immediately due and payable.

Listing

The Company does not intend to apply for listing of the Notes on any securities exchange.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, copies of which are filed or incorporated as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
4.1*	Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2017)
4.2*	Third Supplemental Indenture, dated as of February 26, 2019, by and between Ready Capital Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2019)
4.3	Seventh Supplemental Indenture, dated as of April 18, 2022, by and between Ready Capital Corporation and U.S. Bank Trust Company, National Association, as trustee
4.4	Form of 6.125% Senior Note (included in Exhibit 4.3)
5.1	Opinion of Alston & Bird LLP
8.1	Opinion of Alston & Bird LLP regarding certain tax matters
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)
23.2	Consent of Alston & Bird LLP regarding certain tax matters (included in Exhibit 8.1)
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously filed.

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

READY CAPITAL CORPORATION

Date: April 18, 2022	By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer